THE NASDAQ STOCK MARKET
9600 BLACKWELL ROAD
ROCKVILLE, MD 20850

Stanley Higgins
Director
Listing Qualifications
The Nasdaq Stock Market LLC
+1 301 978 8041

By Electronic Delivery to: pcoleman@mcfco.com;mdoran@mcfco.com

August 30, 2010

Mr. Peter V. Coleman
Chief Financial Officer
Merriman Curhan Ford Group, Inc.
600 California Street, 9th Floor
San Francisco, CA 94108

Re: Merriman Curhan Ford Group, Inc. (the "Company")
Nasdaq Symbol: MERRD

Dear Mr. Coleman:

On March 4, 2010, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from August 16, 2010 to August 27, 2010, the closing bid price of the Company's common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Curtis Rimmey, Lead Analyst, at +1 301 978 8079.

Sincerely,

Stanley Higgins